                                                                   EXHIBIT 10.19


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    CONFIDENTIAL


                               MASTER AGREEMENT
                                    BETWEEN
                                DTE - CoEnergy
                                      AND
                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

     This Master Agreement ("Agreement") is executed as of the date set forth below by and between DTE-CoEnergy, L.L.C ("Supplier") and Green Mountain Energy Resources L.L.C. ("Green Mountain") and, together with Supplier, (the "Parties"). This Agreement sets forth the agreement of the Parties concerning the sale and delivery of capacity and associated energy by Supplier to Green Mountain under the terms and conditions set forth below. Sales by Supplier will be made pursuant to Supplier's FERC Rate Schedule No 1.

1.   Definitions:
     Actual Metered Load: The amount of energy actually delivered to Designated Green Mountain Customers, as measured at the Designated Green Mountain Customers' meters.

     Customer Groups: Collections of Designated Green Mountain Customers corresponding to the calendar month in which they begin to receive service.

     Clean Power Resources: Electric generation facilities that are fueled by Natural Gas-fired Resources and/or Water Resources.

     Cumulative Estimated Energy Requirements ("CEER"): The estimated annual energy requirements of Designated Green Mountain Customers, based upon historical data where available, and otherwise based on estimated data using customer averages for the corresponding EDC calculated from customers for which historical data is available.

     Designated Green Mountain Customers: Green Mountain Load Profiled Retail Customers in the Pennsylvania EDC service territories, that sign up for deliveries of energy that are supplied by Clean Power Resources, Renewable Resources and New Renewable Resources that are allocated to Supplier for each Measurement Period.

     Designated Green Mountain Customer Load: The aggregate energy requirements of Designated Green Mountain Customers.

     Distribution Loss Factors: Multipliers determined by the applicable EDC to account for distribution and transmission losses from the Energy Delivery Points to the Designated Green Mountain Customer Load.

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     EDC: The public utility providing facilities for the PaPUC jurisdictional transmission and distribution of electricity to retail customers.

     Energy Delivery Points: Delivery points on the EDC's Transmission System that are selected by Supplier in accordance with the ISO/EDC requirements and that constitute delivery, as recognized by the ISO and the appropriate EDC.

     Full Requirements Service: The amount of service required to provide capacity, energy (including Distribution Loss Factors) and all necessary ancillary services, transmission, coordination, scheduling and pre-scheduling power supply, and imbalances up to the Energy Delivery Point, to fully meet the needs of the Designated Green Mountain Customer Load in accordance with the requirements of the PJM Interconnection, L.L.C. ("PJM") or the East Central Area Reliability Coordination Agreement ("ECAR"), as appropriate and the EDC(s) and delivery to the EDCs at the Energy Delivery Points but does not include Reconciliation.

     ISO: The Independent System Operator as constituted by PJM and/or equivalent system requirements of control area operators (for the ECAR EDCs.)

     Load Profile(s): The factors used by each EDC for each Designated Green Mountain Customer to allocate the customer's energy usage to each hour of the billing cycle.

     Load Profile-Type(s): The Load Profile applied to a particular Designated Green Mountain Customer for a particular period of time.

     Load Profiled Retail Customer: A residential or small commercial Retail Customer without real time meters or those that the EDC determines will be served on a Load Profiled Basis.

     Measurement Period: The consecutive 12-month period of service associated with each Customer Group.

     New Renewable Resources: Renewable Resources with a first commercial operation date after January 1, 1998.

     Natural Gas-Fired Resources: Generating resources that are fueled by natural gas, having a heat rate of less than 8500 BTU/kWh (LHV) and NOx and SOx emissions of less than 25 PPM and 2 PPM, respectively.

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     PaPUC:  Pennsylvania Public Utility Commission.

     PJM Network Integration Transmission Service Charge: The fixed rate per megawatt per year as specified in the PJM Open Access Tariff, in paragraph 1 of Attachment H-1 through H-10, as applicable to each EDC associated with this Agreement.

     Random Basis: The method used to allocate Load Profiled Retail Customers to Supplier in the proportions specified in the Quantity Section. This allocation method is intended to result in Green Mountain's Load Profiled Retail Customer load being allocated in an unbiased manner to Green Mountain's suppliers such that the Green Mountain's Load Profiled Retail Customer load is shared by all suppliers in the proportions noted in the Quantity Section.

     Reconciliation: The process of aggregating Actual Metered Load by Load Profile Type and each Wholesale Product by EDC.

     Renewable Resources: Generating resources that are photovoltaic, wind, low head hydropower of 30 MW or less, geothermal, biomass, and landfill gas.

     Retail Products: As defined in Attachment A, attached hereto and made a part hereof.

     Special Content Declaration: Monthly declarations to be provided by Green Mountain to Supplier stating in the form of a ratio the relative amounts of energy from Clean Power Resources, Renewable Resources and New Renewable Resources to be delivered or deemed delivered by Supplier.

     Undifferentiated System Power: Energy generated by resources of Supplier's choice not claimed by Supplier to be from Renewable Resources, New Renewable Resources or Clean Resources.

     Water Resources: Hydroelectric generation of any size.

     Wholesale Products: Energy generated by Clean Power Resources, New Renewable Resources, or Renewable Resources, and any combination thereof. Each "Wholesale Product" will refer individually to each of Clean Power Resources, New Renewable Resources, and Renewable Resources.

                                      -3-
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                                                                    Confidential


2.   Type of Service:
     Subject to the terms, conditions and restrictions contained herein, Supplier will provide Full Requirements Service to Green Mountain.

3.   Term:
     A. This Agreement shall become effective on the date set forth below; provided, however, neither Party shall have any obligations relative to deliveries of any Wholesale Products or Undifferentiated System Power until the date that Green Mountain is permitted under the regulatory laws of the Commonwealth of Pennsylvania and the applicable EDC to commence deliveries of Retail Products to Designated Green Mountain Customers (anticipated to be January 1, 1999). Unless terminated earlier in accordance with Paragraph 23 hereof, this Agreement shall continue until the expiration of the Measurement Period for the last Customer Group.

     B. Either Party may give the other at least three months advance written notice of such Party's decision to cease assigning or accepting allocation of Load Profiled Retail Customers to Supplier. The earliest that such notice may be effective is March 31, 1999. Upon the effective date of such notice, Green Mountain shall cease allocating customers in the Pennsylvania EDC service territories to Supplier. However; (a) this Agreement and all rights and obligations hereunder shall remain in full force and effect, following the effective date of such notice, with respect to each Customer Group allocated to Supplier prior to such effective date until the expiration of the Measurement Period for each such Customer Group; and (b) Green Mountain shall be able to allocate additional Load Profiled Retail Customers to existing Customer Groups through April 2000, if the total CEER of the then existing Customer Groups is below 50% of the generation resource levels as indicated in Paragraph 5 (Quantity) as it may be reduced as provided in Paragraph 5(D) or (E) until such CEER of the Customer Groups is 50% or more of the level stated in Paragraph 5 as it may be reduced as provided in Paragraph 5(D) or (E).

     C. If there are PJM, ECAR, PaPUC or FERC Rule, policy or other changes; establishment of new ISO(s) or dissolution of existing ISO(s), other than reallocation of charges covered by Base Charge Adder (b), that are proposed by the applicable regulatory body after the date of this Agreement to be effective before the expiration of this Agreement that have a material adverse effect on either or both Parties, then upon written notice from the adversely effected Party, the Parties shall attempt to negotiate changes to the Agreement acceptable to both Parties. In the event that mutually acceptable changes are not negotiated and executed within 10 days of such notice, either Party may cease the allocation of additional Load Profiled Retail Customers to Supplier on 5 days written notice; provided, however, that regardless of the dates of such

                                      -4-
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                                                                    Confidential


notices Green Mountain may allocate Load Profiled Retail Customers to Supplier through October 31, 1998 unless Supplier documents that the adverse effect resulted or will result in a cost increase of 10% or more.

4.   [Intentionally Omitted]

5.   Quantity:

     A. Green Mountain shall purchase energy from Supplier that is necessary to provide Full Requirements Service to Designated Green Mountain Customers as follows: at least ***% of the total number of Load Profiled Retail Customers of Green Mountain in the Pennsylvania EDC service territories that agree to purchase each of the Retail Products set forth in Attachment A. Load Profiled Retail Customers shall be allocated for each EDC on a Random Basis to Supplier, with the exception that Green Mountain shall use reasonable efforts to ensure that Supplier employees and/or their families requesting retail service from Green Mountain shall become Designated Green Mountain Customers.

     B. In the event that one or more EDC's do not allow Green Mountain to utilize multiple suppliers of Wholesale Products, Green Mountain shall have the right to allocate Load Profiled Retail Customers within any such EDC to a single supplier of a Wholesale Product, which supplier may or may not be Supplier. In such a situation, Green Mountain will endeavor to allocate Load Profiled Retail Customers in other EDC's to its Wholesale Product suppliers in a manner which adjusts equitably for Green Mountain's inability to allocate Load Profiled Retail Customers in such EDC(s) to more than one Wholesale Product supplier. Prior to such a reallocation of Load Profiled Retail Customers, Green Mountain shall pursue on a good faith basis the establishment of a single coordination agent to consolidate interface requirements with any such EDC to allow for provision of Wholesale Products by multiple suppliers.

     C. For each Wholesale Product, Supplier's obligation to accept additional Load Profiled Retail Customers shall cease at such time as the CEER would exceed the following generation resource levels, by region:

                           PJM Region       ECAR Region
                           ----------       ------------

Clean Power Resources         ***               ***

Renewable Resources           ***               ***

New Renewable Resources       ***               ***

***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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     D.  Supplier has an option to reduce any or all the above generation resource levels by up to 10% by giving Green Mountain 30 days advance written notice but not below the level required by Designated Green Mountain Customers previously allocated to Supplier.

     E. Supplier's obligation to accept additional Designated Green Mountain Customers is Wholesale Product specific, and remains in force for any Wholesale Product generation resource types that have not exceeded their respective CEER. In the event that regulatory or legal action or force majeure prevents or interrupts the introduction of retail access in one or more of the EDC's, the above generation resource levels shall be reduced by the ratio of the amount of retail electric energy requirements of the affected EDC(s) measured by the system sales (MWh) of such EDC for 1997 to the total retail electric energy requirements of all EDC's in the Commonwealth of Pennsylvania measured by the total of such EDC's system sales (MWh) for 1997 for the period during which such retail access is prevented or interrupted.

     F. Supplier acknowledges that Green Mountain is blending various full requirements purchases of Wholesale Products from multiple suppliers on a monthly basis to create and serve its Retail Products. Green Mountain intends to blend New Renewable Resources purchased from Supplier with other Wholesale Products purchased from other suppliers to create Retail Products for Green Mountain customers in Pennsylvania served by said other suppliers. The Retail Products are differentiated by the ratio of energy from Clean Power Resources, Renewable Resources, and New Renewable Resources which they contain. Green Mountain will track the respective loads and content requirements of each of its Wholesale Product suppliers, including Supplier, and will determine the quantity of New Renewable Resources required from Supplier for blending with the Wholesale Products supplied by other Wholesale Product suppliers to meet the energy content required for Green Mountain's Retail Load Profiled Customers. To the extent that Supplier supplies Green Mountain with quantities of New Renewable Resources in any calendar year in excess of the quantities required to meet the New Renewable Resources content for the Designated Green Mountain Customers due to Green Mountain's blending requirements, the quantities of Clean Resources and Renewable Resources to be supplied hereunder by Supplier for such calendar year shall be reduced by an amount corresponding with the excess quantity of New Renewable Resources delivered.

     G. Green Mountain will issue a Special Content Declaration to Supplier on a monthly basis specifying the mix required from Supplier for its Wholesale Product. The Special Content Declaration will be calculated by Green

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Mountain as described in Attachment B attached hereto and made a part hereof, for both PJM and ECAR and provided to Supplier as soon as possible but no later than 5 days before the beginning of each month.

     H. Supplier shall schedule and deliver energy from Renewable Resources, Clean Power Resources, New Renewable Resources, in the ratio specified in the Special Content Declarations and/or Undifferentiated System Power to the Energy Delivery Points at times and amounts sufficient to provide Full Requirements Service.

     I. Green Mountain will be responsible for obtaining measured load and energy consumption information and shall provide, or cause to be provided, such information to Supplier as and when received as well as Reconciliation with the EDC(s) and PJM to the extent not provided by the EDC(s) or PJM. Any costs associated with reading a particular Designated Green Mountain Customer's metering equipment or meter reading will be borne by Green Mountain.

     J. To the extent that there are no adverse economic or operational effects on Supplier, Supplier will use Supplying Resources it has secured in PJM to deliver to Energy Delivery Points in PJM and use Supplying Resources it has secured in ECAR to deliver to Energy Delivery Points in ECAR.

6.   New Renewable Resources:

     Supplier agrees to secure energy from New Renewable Resources, which will include landfill gas, for delivery under this Agreement. Such New Renewable Resources shall have a planned availability date of no later than October 1, 1999. Supplier shall begin procurement upon execution of this Agreement and shall thereafter diligently pursue completion of construction and/or necessary purchase contracts.

     Green Mountain is pursuing the development of a photovoltaic ("PV") facility to be sited in Pennsylvania with a target commercial operation date of November 1, 1999. If requested by Green Mountain, Supplier agrees to accept assignment of the electric energy output of this facility during the term of this Agreement, and will be compensated through an administrative fee and full cost reimbursement. All costs associated with such PV facility, including but not limited to energy, transmission, distribution and ancillary service charges, shall be documented by Supplier and be paid by Green Mountain. Supplier will have no responsibility for the output, other than scheduling, and Green Mountain will indemnify Supplier for all expenses or liabilities it may incur in connection with such PV facility, including, but not limited to energy imbalance or unauthorized use charges. The PV generation shall either displace New

                                      -7-
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Renewable Resource or Renewable Resources as determined by Supplier.

     Green Mountain anticipates the acquisition and retail sale of other Renewable Resources and New Renewable Resources which may further alter content requirements of its Wholesale Products. The Parties agree to attempt to negotiate an arrangement to accommodate these additional resources.

7.   Liquidated Damages:
     (a) If, for reasons other than force majeure or Green Mountain's failure to perform Supplier fails to deliver the Full Requirements Service and, Green Mountain acting in a commercially reasonable manner incurs incremental costs and expenses to provide such Full Requirements Service over and above those it would have incurred had Supplier fulfilled its obligation, then such costs and expenses shall be charged to Supplier, and Green Mountain shall have the right to deduct such costs and expenses from any amounts payable to Suppliers.

     (b) If, for reasons other than force majeure or Green Mountain's failure to perform, Supplier fails to satisfy its delivery obligations with respect to Wholesale Products, Green Mountain acting in a commercially reasonable manner shall be free to purchase substitute Wholesale Products from third parties to cover Supplier's failure to deliver same and Supplier shall reimburse Green Mountain for any incremental costs and expenses which it incurs to purchase said Wholesale Products less the revenue received by Green Mountain from the sale of such Wholesale products if Supplier has not failed to supply Full Requirements Service.

     (c) Incremental costs and expenses reimbursable hereunder are energy, transmission services, scheduling functions, ancillary services reasonably incurred in connection with securing such replacement supplies in excess of what would have been paid to Supplier. Green Mountain will use reasonable efforts to mitigate the damages payable or reimbursable by Supplier hereunder.

     (d) If, for reasons other than force majeure or Supplier's failure to perform, Green Mountain fails to purchase Full Requirements Service, Green Mountain shall pay Seller, on the date payment would otherwise be due, an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by

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          subtracting the per unit Sales Price from the prices that would have been paid by Green Mountain.

          "Sales Price" means the price at which Supplier, acting in a commercially reasonable manner, resells, or if not resold would have been able to resell, the Wholesale Products not received by Green Mountain, reduced by additional transmission charges, if any (including, without limitation, charges for any applicable ancillary services), incurred by Supplier to effect such resale.

8.   Product Verification:

     A. Resources that will be relied upon by Supplier to meet the Wholesale Product requirements shall be either owned by Supplier, subject to contracts with any party having dispatch rights to the energy, or subject to other contractual entitlements sufficient to meet the verification requirements.

     B. Supplier will use reasonable efforts to attempt to deliver Wholesale Products as specified in the Special Content Declarations in the calendar year but each Wholesale Product may be delivered, at Supplier's option, either to Green Mountain for delivery to Designated Green Mountain Customers or other customers as follows:

         Supplier will have satisfied all of its obligations with respect to delivery of each Wholesale Product in PJM if Supplier:

    (a) Delivers Wholesale Products to Green Mountain in PJM in the ratio specified in the December Special Content Declaration for PJM and in an amount equal to 95-105% of the Designated Green Mountain Customer Load each calendar year or with 4 months after the end of the calendar year;

     (b) Delivers Wholesale Products to retail or wholesale customers in PJM other than Green Mountain or Designated Green Mountain Customers in the ratio specified in the December Special Content Declaration and in an amount equal to 95-105% of the Designated Green Mountain Customer Load in PJM each calendar year where Supplier does not transfer to such other customer(s) the rights to claim the environmental attributes that differentiate such Wholesale Products from Undifferentiated System Power; or

     (c)  Any combination of (a) or (b).

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     Supplier will have satisfied all of its obligations with respect to delivery of each Wholesale Product in Pennsylvania EDC(s) in ECAR, if Supplier:

     (d) Delivers Wholesale Products to Green Mountain in Pennsylvania EDC(s) ECAR in the ratio specified in the December Special Content Declaration for ECAR and in an amount equal to 95-105% of the Designated Green Mountain Customer Load in ECAR, each calendar year or within 4 months after the end of the calendar year;

     (e) Delivers Wholesale Products to retail or wholesale customers in Pennsylvania EDC(s) in ECAR other than Green Mountain or Designated Green Mountain Customers in the ratio specified in the December Special Content Declaration and in an amount equal to 95-105% of the Designated Green Mountain Customer Load in ECAR, each calendar year or within 4 months after the end of the calendar year where Supplier does not transfer to such other customer(s) the rights to claim the environmental attributes that differentiate such Wholesale Products from Undifferentiated System Power; or

     (f)  Any combination of (d) or (e).

     Supplier will deliver Wholesale Products within 4 months of the end of the calendar year that in the aggregate equal 100% of the Designated Green Mountain Customer Load as described in the adjusted Special Content Declaration issued in January and in a final Special Content Declaration in February, even though each Wholesale Product may be within the 95 - 105% range.

     Any delivery to other customers will not diminish Supplier's obligation to provide Full Requirements Service.

     Any deliveries after the end of the calendar year as described above will not be used to satisfy Wholesale Product delivery obligations in the current year.

     C. Supplier will develop and deliver to Green Mountain a list of potential generating units for Wholesale Products ("Candidate List") within 30 days of execution of this Agreement. Green Mountain and Supplier will review resources on the Candidate List with environmental leaders/groups selected by Supplier and Green Mountain ("Supplying Resources"). Supplier will give due consideration to any objections that such environmental leaders/groups may

                                      -10-
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have to any Supplying Resources and will use reasonable efforts to obtain energy from other than objectionable Supplying Resources provided that there are no adverse economic or operation effects on Supplier. From the list of Supplying Resources, Supplier, in its sole discretion may select any combination of the Supplying Resources to supply the Wholesale Products. The foregoing shall not require Supplier to have firm contracts with Supplying Resources for any amount of capacity or energy and Supplier may dispatch a Supplying Resource in a way that best meets the interests of Supplier provided that the obligations of Supplier with respect to Wholesale Product delivery and Wholesale Product verification are met. Supplier may at any time add Supplying Resources, consistent with the review process described previously in this section.

     D. Within 15 days following the end of each calendar quarter, Supplier will provide Green Mountain with a written report identifying its use, expressed volumetrically, of Supplying Resources that it (a) has used during the prior calendar quarter and (b) expects to use during the current calendar quarter, to satisfy its Wholesale Product delivery obligations. In the event that any such report does not reflect the use or intended use of the Supplying Resources in such relative quantities as required to meet the Supplier's Wholesale Product delivery obligations, Green Mountain shall have the right to demand written assurance from Supplier that it will meet its Wholesale Product delivery obligations. Supplier shall provide such assurance to Green Mountain in writing within (30) days of such request. If Supplier does not provide assurance, which is reasonably satisfactory to Green Mountain, Green Mountain upon written notice to Supplier shall have the right to procure Wholesale Product from other suppliers if Supplier is not currently supplying such Wholesale Product as required by this Agreement until Supplier provides such assurances or begins supply of such Wholesale Products as required by this Agreement. Supplier will be responsible for incremental costs as described in Section 7(b) and (c), incurred by Green Mountain in such volumes as may be necessary to meet the Supplier's Wholesale Product delivery obligation.

     E. If at any time during the term of this Agreement it is determined that a Supplying Resource no longer meets the requirements for supply under this Agreement, such non-complying Supplying Resource may become ineligible for supply of capacity and energy hereunder provided that the following conditions are met. If the independent third party evaluator (as described in Paragraph F) makes a determination that a Supplying Resource's generation does not meet the requirements as described in this Agreement, then such Supplying Resource shall be removed or its use limited to that which it is qualified to supply. If Supplier has entered into a term arrangement for supply of Wholesale Products from the Supplying Resource that has been removed or

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limited for reasons other than failure to meet the Renewable Resources definition, Supplier shall be permitted to continue to purchase Wholesale Products from such Supplying Resource for the remainder of the Measurement Period or until the end of the term of Supplier's supply agreement with such Supplying Resource, whichever is less.

     F. Supplier shall maintain and make available for independent third party verification, on an annual basis, records that document the delivery of energy from Supplying Resources to the respective Energy Delivery Points and document that the Wholesale Product requirements are fulfilled. Any such independent third party shall be selected by Supplier and shall be subject to approval by Green Mountain which shall not be unreasonably withheld. If the parties are unable to agree upon such independent third party evaluator, an evaluator shall be selected pursuant to paragraph 23, Dispute Resolution. Any independent evaluator shall perform its verification under the terms of a confidentiality agreement and shall not disclose or discuss any of the information revealed in the verification process with any party other than Green Mountain and Supplier. Supplier shall bear the cost of the verification. Green Mountain and Supplier shall cooperate reasonably to meet regulatory requirements to disclose the characteristics of Retail Products sold to retail customers in the Commonwealth of Pennsylvania during the term of this Agreement to the extent required by applicable environmental or other regulatory laws.

     G. Green Mountain and Supplier shall comply, and shall maintain records to evidence compliance with this Agreement and any applicable laws governing the transactions contemplated by this Agreement. Green Mountain and Supplier shall have the right to audit the other party's records associated with this section through a mutually agreed upon third party to assure compliance with the Agreement, all in accordance with the mechanism for selecting such independent evaluator described above.

9.   Delivery:
     Green Mountain shall take title to the energy delivered under this Agreement at the Energy Delivery Points. Although title to the energy delivered hereunder will pass to Green Mountain at the Energy Delivery Points, Supplier shall be responsible for scheduling, and imbalance costs up to the Designated Green Mountain Customer's meter. Supplier shall bear all risk of loss before the Energy Delivery Points and Green Mountain shall bear all risk of loss (excluding Distribution Loss Factors) beyond the Energy Delivery Points. Except as otherwise provided above, each party shall be responsible for all costs, damages and other liabilities for energy delivered hereunder on their respective sides of the Energy Delivery Points.

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10.  Charges:
     For Wholesale Products, Green Mountain will pay Supplier an amount as defined and described below for energy associated with each resource, times the energy measured at the Designated Green Mountain Customer meters. For purposes of payment, all deliveries will be deemed to be Wholesale Products in the ratios specified in the Special Content Declaration for such month. Green Mountain shall be responsible for paying Supplier these amounts regardless of whether Green Mountain collects any revenues from the Designated Green Mountain Customers.

     (a) A base charge ("Base Charge") will apply, as follows, for each Wholesale Product to cover all costs associated with Full Requirements Service, except for PJM Network Transmission Service. To the extent that Green Mountain is charged or receives credit from the ISO or EDC(s) for under or over deliveries, such costs shall be deducted from Supplier's charges or credits added to Supplier's charges as the case may be.

          Clean Power Resources delivered in PJM:    $ ***
          Clean Power Resources delivered in ECAR:   $ ***
          Renewable Resources delivered in PJM:      $ ***
          Renewable Resources delivered in ECAR:     $ ***
          New Renewable Resources
               Located in PJM, delivered in PJM:     $ ***
          New Renewable Resources
               Located in PJM, delivered in ECAR:    $ ***
          New Renewable Resources
               Located in ECAR, delivered in ECAR:   $ ***
          New Renewable Resources
               Located in ECAR, delivered in PJM:    $ ***

Base Charge Adders are as follows:

     (a) All costs associated with PV energy plus an administrative fee for handling the assignment of PV energy to Supplier and incorporation thereof into the Wholesale Products will be applied based upon actual energy content at:
$***.

     (b) For other than the PJM Network Integration Transmission Service Charge which Green Mountain has agreed to reimburse Supplier, if an EDC or ISO allocates charges for services required prior to the Energy Delivery Point(s) to Green Mountain, Supplier will reimburse Green Mountain. If an EDC or ISO allocates charges for services required after the Energy Delivery Point(s) other

***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

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than imbalance or Distribution Loss Factors to Supplier, Green Mountain will reimburse Supplier.

     (c) PJM Network Integration Transmission Service Charge if incurred by Supplier.

     (d) If Green Mountain does not purchase at least *** (or as reduced by the same ratio as reduction pursuant to Paragraph 5(D) or (E)) through April 2000, Green Mountain shall pay Supplier a reservation fee of $*** for each MWh not purchased and shall be payable on or before May 31, 2000.

          If Supplier exercises its option to cease acceptance of allocation of additional Load Profiled Retail Customers as provided in Paragraph 3(C) no reservation fee will be owed.

          This paragraph (d) shall not limit Green Mountain's liability for failure to purchase Full Requirements Service.

11.  Taxes and Franchise Fees:
     Each Party shall be responsible for paying any taxes or franchise fees imposed by any governmental entity having jurisdiction over such Party. Specifically, Green Mountain shall be responsible for collecting and submitting to the applicable governmental authority any sales tax imposed on, or collected from Designated Green Mountain Customers, and franchise fees or taxes imposed upon Green Mountain related to the delivery of Wholesale Products and Undifferentiated System Power to the Designated Green Mountain Customers, and any other taxes or franchise fees of whatever nature that are imposed on Green Mountain from and after the delivery of the Wholesale Products and Undifferentiated System Power to the Energy Delivery Points (the "Green Mountain Taxes"). Supplier shall be responsible for collecting and submitting to the applicable governmental authority any wholesale sales tax, franchise fees or taxes, and any other taxes or franchise fees of whatever nature that are imposed on Supplier before the delivery of the Wholesale Products and Undifferentiated System Power to the Energy Delivery Points (the "Supplier Taxes"). Each Party shall indemnify and hold the other Party harmless from and against any liability associated with the indemnifying party's failure to comply with this paragraph.

12.  Billing:
     After commencement of deliveries, Supplier shall bill Green Mountain on a monthly basis, no earlier than the first day of the month following the month of service ("Invoice Month") and using best efforts to bill on or before the tenth

***Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                                    Confidential

(10th) day of the Invoice Month, based upon an estimation of the Base Charge and Base Charge Adders (based on energy in MWh) scheduled to the ISO/EDC on behalf of Green Mountain, adjusted for ISO/EDC transmission and distribution losses, as applicable (collectively "Estimated Charges"), as described below. The monthly invoice shall be paid in full within 20 days of the date of the invoice. In anticipation of the need to pay such bills, Green Mountain will utilize an independent third party(ies) to receive all payments from the Designated Green Mountain Customers into a separate account in the name of and for the benefit of Supplier. The Supplier shall be entitled to receive the foregoing revenues up to the amount of the Estimated Charges for the current billing period plus or minus any adjustments based on Actual Meter Load. Such arrangements with the independent third parties shall be satisfactory to Supplier, which shall not be unreasonably withheld. Green Mountain grants Supplier a security interest in these receivables and will execute and file Security Agreement(s), Financing Statement(s) and such other documents as Supplier may request to maintain and perfect its security interest. Green Mountain shall instruct said independent third party(ies) to transfer the funds so segregated into the Supplier's account on a weekly basis. All amounts so transferred shall be credited against the amount due from Green Mountain under Supplier's monthly bill.

     In addition to the other security provisions, on or before December 24, 1998, Green Mountain will provide Supplier with, and maintain, a letter of credit or cash deposit, at its option, equal to Supplier's January 1999 receivables based upon the Green Mountain forecast pursuant to Paragraph 13(a)(ii) and the Special Content Declaration. The letter of credit shall be updated five days prior to the commencement of service for the next calendar month to equal the amount of the forecasted receivables for the next month or the current month which ever is more. Any such letter of credit shall be issued or confirmed by a bank which is acceptable to Supplier; shall be in a form acceptable to Supplier; shall be irrevocable in Supplier's favor; and shall be fully enforceable and not the subject of any action to restrain payment thereunder. After six consecutive months of satisfactory lockbox operation, timely payment history by Green Mountain, and full payment of Supplier's invoices for the first six months, Green Mountain shall no longer be required to provide the letter of credit or cash deposit as described in this paragraph.

     Should Green Mountain fail to comply with the foregoing lockbox procedure in any material respect, or fail to make any payment when due, Supplier may in addition to any other remedy, provide Green Mountain with written notice of such failure and, if Green Mountain fails to correct such

                                                                    Confidential


failure within six days after receipt of such notice, Supplier shall have the right to require Green Mountain to provide and maintain security during the term of this Agreement and until final payment is made, in the form, of cash or a letter of credit at Green Mountain's option. Any such letter of credit shall be issued or confirmed by a bank which is acceptable to Supplier; shall be in a form acceptable to Supplier; shall be irrevocable in Supplier's favor; and shall be fully enforceable and not the subject of any action to restrain payment thereunder and in an amount equal to 60 days of Supplier's sales hereunder. Such security shall be provided within 3 business days of Supplier's request.

     Bills which are not paid in full by Green Mountain when due shall thereafter bear interest until paid at the rate of 1% per month or at the maximum rate of interest allowed by law, whichever is less.

     Each month, Green Mountain shall notify Supplier of the Actual Metered Load associated with the previous month's service, which shall be the basis for an adjustment to the Estimated Charges under this Agreement. Supplier shall credit or charge Green Mountain appropriately during the next monthly billing to account for this adjustment. Supplier shall have the right to audit Green Mountain's records associated with the Actual Metered Load through a mutually agreed upon third party.

13.  Customer Forecasts:
     Green Mountain expects that some EDCs will administer most of the forecast requirements of Designated Green Mountain Customer Loads. Where this is done, the Supplier will work directly with the EDC, while keeping Green Mountain informed of the status of its load. Green Mountain will also supply supplemental information, such as longer-term forecasts, beyond those expected to be provided by the EDC.

     If scheduling services are not provided by the EDC:

     (a)  Green Mountain will then provide Supplier:

             (i) No later than the 15th day of each month, its best estimate of the energy required of Supplier to meet Designated Green Mountain Customer Load for each Wholesale Product, for each month of the succeeding Measurement Period. Green Mountain will support and facilitate and will use best efforts to assist in the preparation of daily load forecasts by Supplier.

                                                                    Confidential


             (ii) Five working days prior to each calendar month, the total number of Designated Green Mountain Customers for each Customer Group, at the necessary level of disaggregation to match the Energy Delivery Points' requirements associated with the scheduling services provided by Supplier, by Load Profile-Type and Wholesale Product selected. Green Mountain will also provide average historical daily usage for the Designated Green Mountain Customers (based upon actual and estimated data) for each combination of location, Load Profile-Type, and Wholesale Product.

     (b) Supplier shall prepare the final day ahead and hour ahead forecasts required by the ISO/EDC for scheduling based on the information supplied by Green Mountain in the foregoing Paragraph, and day-ahead updates of Load Profiles and Distribution Loss Factors provided by the EDCs, and other supplier-based information such as weather forecasts.

     Included in the above will be recognition of the decremental customer counts by Load Profile-Type and Retail Product selected in the event that Designated Green Mountain Customers are terminated or are returned to service by the EDC for whatever reason. Green Mountain will notify Supplier at approximately the same time that it notifies the EDC that a Designated Green Mountain Customer is converting to another supplier, but in no event later than forty-eight hours following Green Mountain's notice to the EDC.

     In all cases, the Supplier will make available to Green Mountain, in a timely fashion (at least monthly), all documents pertaining to the Supplier's scheduling or settlement of Designated Green Mountain Customer Loads for all ISO and/or EDC transactions.

     To the extent that the Supplier has Green Mountain Load Profiles and Distribution Loss Factors for each Energy Delivery Point for each day, that are not easily accessible to Green Mountain, the Supplier shall provide to Green Mountain this information, upon written request.

     Green Mountain shall be responsible for Reconciliation with the EDCs.

14.  Data Transfer:
     This Agreement contemplates the exchange of information and data necessary to implement the schedules, delivery arrangements and other data and information described herein. The Parties shall develop mutually agreeable standards for the content and protocols for data transfer required

                                                                    Confidential


under this Agreement.

15.  Relationship of the Parties:
     The Supplier is a wholesale supplier to Green Mountain at the Delivery Point(s). Green Mountain is the retail Electric Generation Supplier ("EGS"), certified by the Pennsylvania Public Utilities Commission, and as such will be responsible, or contract with third parties, for all interactions with the Designated Green Mountain Customers, including transmission and distribution after the Energy Delivery Points, metering, billing and reconciliation. Nothing in this Agreement (1) creates a partnership, joint venture or any relationship other than that of supplier-purchaser, (2) confers any right to Supplier to influence pricing or other sales practices of Green Mountain as between Green Mountain and the Designated Green Mountain Customers or any third party, or (3) confers any right to Green Mountain to influence supply contracting or scheduling practices of Supplier.

16.  Confidentiality:
     Neither party shall use for any purpose other than its performance of this Agreement or disclose to any third party (other than such party's employees, lenders, counsel, accountants or suppliers any non-public information designated as confidential by the disclosing Party except as is necessary to perform this Agreement the or in order to comply with any applicable law, order, regulatory or exchange rule; provided each Party shall notify the other Party of any proceeding of which it is aware that may result in disclosure, consult with the other Party on the advisability of legally available steps to resist or narrow such request and use reasonable efforts to prevent or limit the disclosure. The disclosing Party will inform the recipient of the confidential nature of the information at the time of disclosure of any confidential information. This obligation shall survive for a period of three years after the termination of this Agreement. The Parties agree that unauthorized disclosure of confidential information will cause irreparable injury for which money damages are inadequate and, therefore, in addition to any other remedy, the disclosing Party shall be entitled to injunctive relief or specific performance.

     No publicity concerning the relationship of the Parties shall be released without the consent of both Parties.

17.  Governing Law:
     This Agreement and any service agreement hereunder shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania or the laws of the United States of America,

                                                                    Confidential


whichever is applicable, as if executed and to be performed wholly within the Commonwealth of Pennsylvania.

18.  Force Majeure:
     In the event either Party is rendered unable, by an event of force majeure,
                                                                  ----- -------
to carry out wholly or in part its obligations under the provisions hereunder, it is agreed that if such Party gives notice and full particulars of such event of force majeure to the other Party as soon as practicable after the occurrence
   ----- -------
of the cause relied on, then the obligations of the Party affected by such event of force majeure, other than the obligation to make payments then due or
   ----- -------
becoming due hereunder, shall be excused from the inception and throughout the period of continuance of any such inability so caused, but for no longer period, and such event of force majeure shall, as far as practicable, be remedied with
                  ----- -------
all reasonable dispatch.

     The term "force majeure" as employed herein shall mean physical or
               ----- -------
governmental causes of the kind not reasonably within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented or is unable to overcome. Such causes shall include interruptions of firm transmission service relied on to make delivery, strikes, labor difficulties, shutdowns in anticipation of strikes, accidents, equipment breakdown, riots, fire, flood, wars, delays or interruptions in transportation, failure of generating equipment, failure or threat of failure of facilities, materially disruptive actions or failure to act of any government or government agency (whether or not legal force and including without limitation any Court order or any environmental compliance order or notice) or any other disabling cause or contingency of similar or dissimilar nature not reasonably within the control of the party claiming such force majeure event, whether of the nature or
                                   ----- -------
subject matter herein enumerated or noted. Nothing contained herein, however, shall be construed to require a Party to prevent or settle a strike against its will. Economic hardship shall not constitute force majeure.
                                              ----- -------

19.  Indemnification:
     Supplier hereby agrees to indemnify, defend and hold harmless Green Mountain, its agents, servants, members, partners, officers, directors and employees (collectively, "Green Mountain Indemnities") of each, from and against any and all losses, claims damages or liabilities to third parties (including reasonable attorneys' fees actually incurred and including, without limitation, penalties or fines imposed by government authorities) arising from the act or neglect of its own employees, agents or contractors, including breach

                                                                    Confidential


of this Agreement, provided that Supplier shall be promptly notified in writing of any such claim or suit brought against any such Green Mountain Indemnitee and shall be permitted, upon accepting financial responsibility, to control a defense against or settlement (other than any settlement involving criminal liability or admission of guilt or responsibility by such Green Mountain Indemnitee) of such claim or suit through counsel of its choice. The foregoing notwithstanding, Supplier's obligations under this Agreement towards any Green Mountain Indemnitee are conditioned upon such Green Mountain Indemnitee providing such cooperation as Supplier may reasonably request in connection with its defense or settlement of the claim or suit against such Green Mountain Indemnitee.

     Green Mountain hereby agrees to indemnify, defend and hold harmless Supplier, its agents, servants, partners, officers, directors and employees and suppliers (collectively, "Supplier Indemnities") of each, from and against any and all losses, claims, damages or liabilities to third parties (including reasonable attorneys' fees actually incurred and including, without limitation, penalties or fines imposed by governmental authorities) arising from the act or neglect of its own employees, agents or contractors, including breach of this Agreement, provided that Green Mountain shall be promptly notified in writing of any such claim or suit brought against any such Supplier Indemnity and shall be permitted, upon accepting financial responsibility, to control a defense against or settlement (other than any settlement involving criminal liability or admission of guilt or responsibility by such Supplier Indemnity) of such claim or suit through counsel of its choice. The foregoing notwithstanding, Green Mountain's obligations under this Agreement towards any Supplier Indemnity are conditioned upon such Supplier Indemnity providing such cooperation as Green Mountain may reasonably request in connection with its defense or settlement of the claim or suit against such Supplier Indemnitee.

     These obligations shall survive for three years after termination of this Agreement.

20.  Assignment:
     Either Party may assign this Agreement with the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that such consent shall not be necessary with respect to assignment to a successor in interest or an affiliate. Upon any assignment made in compliance with this Paragraph, this Agreement shall inure to and be binding upon the successors and assigns of the assigning parties.

                                                                    Confidential


21.  Limitation of Liability:
     FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED IN THIS AGREEMENT, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER DAMAGES OR REMEDIES HEREBY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED TO DIRECT, ACTUAL DAMAGES ONLY AND ALL OTHER DAMAGES AND REMEDIES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE. THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT ARE OBLIGATIONS OF THE PARTIES ONLY, AND NO RECOURSE SHALL BE AVAILABLE AGAINST ANY OFFICER, DIRECTOR, STOCKHOLDER, MEMBER, OR PARTNER OF A PARTY OR ANY AFFILIATE OF A PARTY.

22.  Exclusion of Warranties:
     (a) SUPPLIER WILL NOT BE LIABLE TO GREEN MOUNTAIN OR ANY CUSTOMER FOR DAMAGES CAUSED BY INTERRUPTION OF SERVICE, VOLTAGE OR FREQUENCY VARIATIONS, SINGLE PHASE TO THREE PHASE LINES, REVERSAL OF PHASE ROTATION OR CARRIER CURRENT FREQUENCIES.

     (b) SUPPLIER MAKES NO WARRANTIES OF ANY KIND WHETHER STATUTORY, ORAL, WRITTEN EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

23.  Dispute Resolution:
     ANY DISPUTE UNDER THIS AGREEMENT, EXCEPT WITH RESPECT TO CLAIMS TO ENFORCE THE CONFIDENTIALITY OBLIGATIONS OF PARAGRAPH 16 HEREOF, SHALL BE SUBMITTED TO BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA") BY ONE ARBITRATOR WHO HAS NOT PREVIOUSLY BEEN EMPLOYED BY EITHER PARTY, AND DOES NOT HAVE A DIRECT OR INDIRECT INTEREST IN EITHER PARTY OR THE SUBJECT MATTER OF THE ARBITRATION. SUCH ARBITRATOR SHALL EITHER BE AS MUTUALLY AGREED BY THE PARTIES WITHIN THIRTY DAYS AFTER WRITTEN NOTICE FROM EITHER PARTY REQUESTING ARBITRATION, OR FAILING AGREEMENT, SHALL BE SELECTED UNDER THE EXPEDITED RULES OF THE AAA. UNLESS THE PARTIES OTHERWISE AGREE, SUCH

                                                                    Confidential


ARBITRATION SHALL BE HELD IN PHILADELPHIA, PENNSYLVANIA. THE EXPEDITED PROCEDURES OF THE COMMERCIAL ARBITRATION RULES OF THE AAA SHALL APPLY TO THE EXTENT NOT INCONSISTENT WITH THE RULES HEREIN SPECIFIED. JUDGMENT ON THE ARBITRATOR'S AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

     EACH PARTY UNDERSTANDS THAT THIS AGREEMENT CONTAINS AN AGREEMENT TO ARBITRATE WITH RESPECT TO ANY DISPUTE PERTAINING TO THIS AGREEMENT. AFTER SIGNING THIS AGREEMENT, EACH PARTY UNDERSTANDS THAT IT WILL NOT BE ABLE TO BRING A LAWSUIT CONCERNING ANY DISPUTE THAT MAY ARISE WHICH IS COVERED BY THE ARBITRATION PROVISION. INSTEAD, EACH PARTY AGREES TO SUBMIT ANY SUCH DISPUTE TO AN IMPARTIAL ARBITRATOR.

24.  Default:
     (a)  Events of Default -- The occurrence or existence of any of the
          -----------------
          following constitutes a "Default":

          (i)   Failure to Pay -- A party fails to make a payment when due under
                --------------
                this Agreement and does not cure such failure within five (5) days after written notice of such failure is given by the non-defaulting party.

          (ii)  Failure of Supplier to Deliver - Supplier fails to deliver
                ------------------------------
                Wholesale Product or Undifferentiated System Power to the energy delivery Points in accordance with the terms of this Agreement and does not cure such failure within fifteen (15) days after written notice of such failure is given by the non-defaulting party.

          (iii) Failure to Provide Security - Green Mountain's failure to
                ---------------------------
                provide security as required pursuant to Paragraph 12 and there shall be no cure period.

          (iv)  Breach of Agreement -- A party fails in any material respect to
                -------------------
                observe or perform any of the other covenants, conditions or provisions of this Agreement and does not cure such failure within fifteen (15) days after written notice of such failure is given by the non-defaulting party.

                                                                    Confidential


          (v)   Receivership -- Appointment of a receiver or liquidator or
                ------------
                trustee of such party or of the property of a party by order of a court of competent jurisdiction.

          (vi)  Bankruptcy -- Filing by a party of a voluntary petition in
                ----------
                bankruptcy under any provision of any Federal or State bankruptcy law or consent to the filing of any bankruptcy or reorganization petition against it under any similar law and such petition is not withdrawn or dismissed within 30 days after filing; filing of a petition or answer or consent seeking relief or assisting in seeking relief in a proceeding under any of the provisions of the Federal Bankruptcy Code, as it now exists or as it may be amended or pursuant to any other similar State statute applicable to such party, as it is or may be in effect or an answer admitting the material allegations of a petition filed against it in such a proceeding; or if a party makes a general assignment for the benefit of its creditors, admits in writing its inability to pay its debts generally as they become due; or if such party consents to the appointment of a receiver or trustee or liquidator of it or all of its property.

     (b)  Rights of Non-Defaulting Party -- When a Default exists, the party not
          ------------------------------
          in Default ("Non-Defaulting Party") shall have the right to (i) terminate this Agreement in accordance with Paragraph 24.c below, (ii) pursue any other remedy provided under this Agreement or available at law or in equity, and (iii) suspend performance of its obligations hereunder. Said remedies, are intended to be cumulative and the non-defaulting Party shall be entitled to pursue simultaneously any one or more of said remedies.

     (c)  Termination Right If the party in Default does not remedy the Default
          -----------------
          within the stated period, then this Agreement shall terminate, at the option of the Non-Defaulting Party,. Termination of this Agreement shall be without prejudice of the right of the Non-Defaulting Party to collect any amounts due and without waiver of any other remedy to which the party not in Default may be entitled for Default under this Agreement. If this Agreement is terminated as herein provided, such termination shall relieve Supplier from any further obligations effective immediately upon such date of termination, provided such termination shall not

                                                                    Confidential


          effect the Non-Defaulting Party's right to collect damages for the term of the Agreement arising from such Default.

25.  Notice:
     Any notice required to be given under this Agreement shall be in writing and shall be deemed to be properly served if delivered in person, sent by overnight courier or sent by telecopier, to the following:


Green Mountain:  Thomas C. Boucher, Vice President
                 Green Mountain Energy Resources L.L.C.
                 55 Green Mountain Dr., P.O. Box 2206
                 South Burlington, VT  05407-2206
                 Telecopier:  802.846.6162

Supplier:        David M. Breitmayer, Director, Mid-Atlantic Region
                 DTE CoEnergy, L.L.C.
                 5500 Brooktree Road
                 Wexford, PA 15090
                 Telecopier:  724-940-2300


Invoices to Green Mountain are to be sent to:
                 Green Mountain Energy Resources L.L.C.
                 Attn: Carmel Ewing, Accounts Payable
                 55 Green Mountain Dr., P.O. Box 2206
                 South Burlington, VT  05407-2206

     Payments by Wire Transfer to Supplier are to be sent as specified by Supplier.

     Either Party may change notice, invoice and payment, persons or addresses upon written notice to the other Party.

26.  Set-off:
     Each party reserves to itself all rights, set-offs, counterclaims and other remedies and/or defenses to which it is or may be entitled, arising from or out of this Agreement. All outstanding obligations to make payment in connection therewith or under this Agreement may be offset against each other, or set off or recouped therefrom.

                                                                    Confidential


27.  Entirety:
     This Agreement and any documentation of the transactions contemplated hereunder constitute the entire agreement between the Parties hereto. There are no prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. No amendment, modification or change herein shall be enforceable, except as specifically provided for in this Agreement, unless reduced to writing and executed by both Parties.

28.  Non Waiver:
     No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other default or defaults whether of a like kind or different nature. Any delay, less than any applicable statutory period of limitations, in asserting or enforcing any rights under this Agreement, shall not be deemed a waiver of such rights. Failure of either Party to enforce any provision of this Agreement or to require performance by the other Party of any of the provisions hereof shall not be construed to waive such provision, or to affect the validity of this Agreement or any party thereof, or the right of either party thereafter to enforce each and every provision hereof.

29.  Severability:
     Except as otherwise stated herein, any provision, article or section declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the parties, or deemed unlawful because of statutory change, will not otherwise affect the lawful obligations that arise under this Agreement.

30.  Headings:
     The headings used for the Paragraphs herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

     Executed to be effective as of the 11th day of SEPTEMBER, 1998.

DTE-CoEnergy, L.L.C.                    Green Mountain Energy

                                             Resources, L.L.C.

By:    /s/ Richard A. Zachariason       By:     /s/ Thomas C. Boucher
       --------------------------               --------------------------
Title: President                        Title:  Vice President
       --------------------------               --------------------------
Date:  9-11-98                          Date:   9-11-98
       --------------------------               --------------------------

                                                                    Confidential


Retail Products Energy Content     ATTACHMENT A

(Measurement Periods Including 1/1/99 - 4/30/2000)

                                Retail Product

                        PA1              PA2               PA3
                        ---              ---               ---

Clean Power
Resources               99%              50%                0%

Renewable
Resources                0%              47%               95%

New Renewable
Resources                1%               3%                5%
---------------------------------------------------------------------

Total                  100%             100%              100%
---------------------------------------------------------------------

Contingent
New Renewable
Resources - PV      less than or     less than or     less than or
                    equal to 0.1%    equal to 0.2%    equal to 0.3%


Note: Contingent New Renewable Resources - PV may replace either Renewable Resources or New Renewable Resources

                                                                    Attachment B

Description of Green Mountain's Special Content Declaration

January, 1999: Estimates are created for all of 1999. DTE is allocated 40% customer share. January's declaration will be the residual blend (total minus other suppliers) falling out from Green Mountain's expected product mix. January's declaration will be used for billing purposes for January deliveries (showing a weighting of the component rates).

February, 1999: Estimates may be updated. Better information for all months may be available, including revised estimates of January volumes. The only figures fixed are the percentages of the January declaration. If the January volumes differed from forecast, the percentages declared times the revised volume would constitute the revised January deliveries. The declaration for February would be the sum of the revised requirements through February, less the revised deliveries for January. The revised figures for the rest of the year allows for the best calculation of the year-end aggregate requirement.

March, 1999: Estimates may be updated. Better information for all months may be available, including EDC-declared January actuals. The percentages of the January and February declarations are held constant. The declaration for March would be the sum of the revised requirements through March, less the revised deliveries for January and February.

Pennsylvania DTE-CoEnergy Requirements                                                                                  Attachment B

                                 12 Month Initial Forecast (for January Declaration)        (All figures illustrative only)

Aggregate-Green Mountain               Jan-99      Feb-99      Mar-99      Apr-99      May-99      Jun-99
------------------------------  ----------------------------------------------------------------------------
Retail Product PA 1  (MWh)              4,500       4,650       4,800       4,950       5,100       5,250
Retail Product PA 2  (MWh)              6,000       6,200       6,400       6,600       6,800       7,000
Retail Product PA 3  (MWh)              4,500       4,650       4,800       4,950       5,100       5,250
------------------------------  ----------------------------------------------------------------------------
Total                (MWh)             15,000      15,500      16,000      16,500      17,000      17,500

Basis:                             Estimated   Estimated   Estimated   Estimated   Estimated   Estimated

Aggregate GM
------------------------------
Clean                (MWh)              7,455       7,704       7,952       8,201       8,449       8,698
ReNu                 (MWh)              7,095       7,332       7,568       7,805       8,041       8,278
New                  (MWh)                450         465         480         495         510         525
------------------------------  ----------------------------------------------------------------------------
Total                (MWh)             15,000      15,500      16,000      16,500      17,000      17,500

Other Suppliers
--------------------------
Clean                (MWh)              4,500       4,650       4,800       4,950       5,100       5,250
ReNu                 (MWh)              4,500       4,650       4,800       4,950       5,100       5,250
New                  (MWh)                 -           -           -           -           -           -
------------------------------  ----------------------------------------------------------------------------
Total                (MWh)              9,000       9,300       9,600       9,900      10,200      10,500
============================================================================================================

   DTE-CoEnergy                        Jan-99      Feb-99      Mar-99      Apr-99      May-99      Jun-99
------------------------------  ----------------------------------------------------------------------------
Retail Product PA 1  (Count)            8,308       8,585       8,862       9,138       9,415       9,692
Retail Product PA 2  (Count)           11,077      11,446      11,815      12,185      12,554      12,923
Retail Product PA 3  (Count)            8,308       8,585       8,862       9,138       9,415       9,692
------------------------------  ----------------------------------------------------------------------------
Total                (Count)           27,692      28,615      29,538      30,462      31,385      32,308

Clean                (MWh)              2,955       3,054       3,152       3,251       3,349       3,448
ReNu                 (MWh)              2,595       2,682       2,768       2,855       2,941       3,028
New                  (MWh)                450         465         480         495         510         525
------------------------------  ----------------------------------------------------------------------------
Total                (MWh)              6,000       6,200       6,400       6,600       6,800       7,000

Special Content Declaration:             49.3%       49.3%       49.3%       49.3%       49.3%       49.3%
                                         43.3%       43.3%       43.3%       43.3%       43.3%       43.3%
                                          7.5%        7.5%        7.5%        7.5%        7.5%        7.5%
Aggregate-Green Mountain               Jul-99      Aug-99      Sep-99      Oct-99      Nov-99      Dec-99      Year-End
------------------------------  -----------------------------------------------------------------------------------------
Retail Product PA 1  (MWh)              5,400       5,550       5,700       5,850       6,000       6,150        63,900
Retail Product PA 2  (MWh)              7,200       7,400       7,600       7,800       8,000       8,200        85,200
Retail Product PA 3  (MWh)              5,400       5,550       5,700       5,850       6,000       6,150        63,900
------------------------------  -----------------------------------------------------------------------------------------
Total                (MWh)             18,000      18,500      19,000      19,500      20,000      20,500       213,000

Basis:                             Estimated   Estimated   Estimated   Estimated   Estimated   Estimated     Estimated

Aggregate GM
--------------------------
Clean                (MWh)              8,946       9,195       9,443       9,692       9,940      10,189       105,861
ReNu                 (MWh)              8,514       8,751       8,987       9,224       9,460       9,697       100,749
New                  (MWh)                540         555         570         585         600         615         6,390
------------------------------  -----------------------------------------------------------------------------------------
Total                (MWh)             18,000      18,500      19,000      19,500      20,000      20,500       213,000

Other Suppliers
--------------------------
Clean                (MWh)              5,400       5,550       5,700       5,850       6,000       6,150        63,900
ReNu                 (MWh)              5,400       5,550       5,700       5,850       6,000       6,150        63,900
New                  (MWh)                 -           -           -           -           -           -             -
------------------------------  -----------------------------------------------------------------------------------------
Total                (MWh)             10,800      11,100      11,400      11,700      12,000      12,300       127,800
=========================================================================================================================

   DTE-CoEnergy                        Jul-99      Aug-99      Sep-99      Oct-99      Nov-99      Dec-99      Year-End
------------------------------  -----------------------------------------------------------------------------------------
Retail Product PA 1  (Count)            9,969      10,246      10,523      10,800      11,077      11,354        11,354
Retail Product PA 2  (Count)           13,292      13,662      14,031      14,400      14,769      15,138        15,138
Retail Product PA 3  (Count)            9,969      10,246      10,523      10,800      11,077      11,354        11,354
------------------------------  -----------------------------------------------------------------------------------------
Total                (Count)           33,231      34,154      35,077      36,000      36,923      37,846        37,846

Clean                (MWh)              3,546       3,645       3,743       3,842       3,940       4,039        41,961
ReNu                 (MWh)              3,114       3,201       3,287       3,374       3,460       3,547        36,849
New                  (MWh)                540         555         570         585         600         615         6,390
------------------------------  -----------------------------------------------------------------------------------------
Total                (MWh)              7,200       7,400       7,600       7,800       8,000       8,200        85,200

Special Content Declaration:             49.3%       49.3%       49.3%       49.3%       49.3%       49.3%         49.3%
                                         43.3%       43.3%       43.3%       43.3%       43.3%       43.3%         43.3%
                                          7.5%        7.5%        7.5%        7.5%        7.5%        7.5%          7.5%
   Notes:  All values estimated
           Products show expected energy by region (note PJM and ECAR will be separate declarations)
           Aggregate Green Mountain componants calculated on (99,0,1), (50,47,3) and (0,95,5) for PA Products 1-3 respectively.
           Other suppliers calculated to serve 60% of load with (100,0,0), (50,50,0) and (0,100,0) products respectively.
           DTE serves remaining 40% of load, with a customer count provided for reference.
           DTE Resource components are total requirements required less those provided by other suppliers.
           Special Content declarations do not change once declared, with possible exception of December's, if there is a true-up.

Pennsylvania DTE-CoEnergy Requirements                                                                             Attachment B

                                       1999 Forecast (for February Declaration)        (All figures illustrative only)


Aggregate Green Mountain           Jan-99        Feb-99        Mar-99        Apr-99        May-99        Jun-99       Jul-99
------------------------------  -----------------------------------------------------------------------------------------------
Retail Product PA1    [MWh]         3,816         5,126         5,301         5,476         5,651         5,826        6,001
Retail Product PA2    [MWh]         5,897         5,858         6,058         6,258         6,458         6,658        6,858
Retail Product PA3    [MWh]         4,432         3,661         3,786         3,911         4,036         4,161        4,286
------------------------------  -----------------------------------------------------------------------------------------------
Total                 [MWh]        14,145        14,645        15,145        15,645        16,145        16,645       17,145

Basis:                            Rev. Est.     Rev. Est.     Rev. Est.     Rev. Est.     Rev. Est.     Rev. Est.    Rev. Est.

Aggregate GM
------------------------------
Clean                 [MWh]         6,726         8,003         8,277         8,550         8,823         9,096        9,370
ReNu                  [MWh]         6,982         6,231         6,444         6,657         6,870         7,082        7,295
New                   [MWh]           437           410           424           438           452           466          480
------------------------------  -----------------------------------------------------------------------------------------------
Total                 [MWh]        14,145        14,645        15,145        15,645        16,145        16,645       17,145

Other Suppliers
------------------------------
Clean                 [MWh]         4,059         4,833         4,998         5,163         5,328         5,493        5,658
ReNu                  [MWh]         4,428         3,954         4,089         4,224         4,359         4,494        4,629
New                   [MWh]           -             -             -             -             -             -            -
------------------------------  -----------------------------------------------------------------------------------------------
Total                 [MWh]         8,487         8,787         9,087         9,387         9,687         9,987       10,287

===============================================================================================================================

DTE-CoEnergy                       Jan-99        Feb-99        Mar-99        Apr-99        May-99        Jun-99       Jul-99
------------------------------  -----------------------------------------------------------------------------------------------
Retail Product PA1   [Count]        7,045         9,463         9,786        10,109        10,432        10,755       11,078
Retail Product PA2   [Count]       10,887        10,815        11,184        11,553        11,922        12,292       12,661
Retail Product PA3   [Count]        8,182         6,759         6,990         7,221         7,452         7,682        7,913
------------------------------  -----------------------------------------------------------------------------------------------
Total                [Count]       26,114        27,037        27,960        28,883        29,806        30,729       31,652

Clean                 [MWh]         2,787         3,052         3,279         3,387         3,495         3,604        3,712
ReNu                  [MWh]         2,447         2,384         2,355         2,433         2,511         2,588        2,666
New                   [MWh]           424           422           424           438           452           466          480
------------------------------  -----------------------------------------------------------------------------------------------
Total                 [MWh]         5,658         5,858         6,058         6,258         6,458         6,658        6,858

Special Content Declaration:         49.3%         52.1%         54.1%         54.1%         54.1%         54.1%        54.1%
                                     43.3%         40.7%         38.9%         38.9%         38.9%         38.9%        38.9%
                                      7.5%          7.2%          7.0%          7.0%          7.0%          7.0%         7.0%

Aggregate Green Mountain           Aug-99        Sep-99        Oct-99        Nov-99        Dec-99           Year-End
------------------------------  --------------------------------------------------------------------      -------------
Retail Product PA1    [MWh]         6,176         6,351         6,526         6,701         6,876             69,824
Retail Product PA2    [MWh]         7,058         7,258         7,458         7,658         7,858             81,335
Retail Product PA3    [MWh]         4,411         4,536         4,661         4,786         4,911             51,581
------------------------------  ---------------------------------------------------------------------------------------
Total                 [MWh]        17,645        18,145        18,645        19,145        19,645            202,740

Basis:                            Rev. Est.     Rev. Est.     Rev. Est.     Rev. Est.     Rev. Est.          Estimated

Aggregate GM
------------------------------
Clean                 [MWh]         9,643         9,916        10,189        10,463        10,736            109,794
ReNu                  [MWh]         7,508         7,721         7,933         8,146         8,359             87,229
New                   [MWh]           494           508           522           536           550              5,717
------------------------------  ---------------------------------------------------------------------------------------
Total                 [MWh]        17,645        18,145        18,645        19,145        19,645            202,740

Other Suppliers
------------------------------
Clean                 [MWh]         5,823         5,988         6,153         6,318         6,483             66,295
ReNu                  [MWh]         4,764         4,899         5,034         5,169         5,304             55,349
New                   [MWh]           -             -             -             -             -                  -
------------------------------  ---------------------------------------------------------------------------------------
Total                 [MWh]        10,587        10,887        11,187        11,487        11,787            121,644

=======================================================================================================================

DTE-CoEnergy                       Aug-99        Sep-99        Oct-99        Nov-99        Dec-99           Year-End
------------------------------  --------------------------------------------------------------------      -------------
Retail Product PA1   [Count]       11,401        11,724        12,048        12,371        12,694             12,694
Retail Product PA2   [Count]       13,030        13,399        13,769        14,138        14,507             14,507
Retail Product PA3   [Count]        8,144         8,375         8,605         8,836         9,067              9,067
------------------------------  ---------------------------------------------------------------------------------------
Total                [Count]       32,575        33,498        34,422        35,345        36,268             36,268

Clean                 [MWh]         3,820         3,928         4,037         4,145         4,253             43,498
ReNu                  [MWh]         2,744         2,822         2,899         2,977         3,055             31,880
New                   [MWh]           494           508           522           536           550              5,717
------------------------------  ---------------------------------------------------------------------------------------
Total                 [MWh]         7,058         7,258         7,458         7,658         7,858             81,096

Special Content Declaration:         54.1%         54.1%         54.1%         54.1%         54.1%              53.6%
                                     38.9%         38.9%         38.9%         38.9%         38.9%              39.3%
                                      7.0%          7.0%          7.0%          7.0%          7.0%               7.1%

                      Note: Assumed mix changed, revised Jan. estimates, January declaration held constant.

Pennsylvania DTE-CoEnergy Requirements                                                                                  Attachment B

                                        1999 Forecast (for March Declaration)          (All figures illustrative only)
Aggregate Green Mountain               Jan-99      Feb-99      Mar-99      Apr-99      May-99      Jun-99
------------------------------      --------------------------------------------------------------------------
Retail Product PA 1  (MWh)              3,810       4,612       5,301       5,476       5,651       5,826
Retail Product PA 2  (MWh)              3,916       5,029       6,058       6,258       6,458       6,658
Retail Product PA 3  (MWh)              4,427       3,216       3,786       3,911       4,036       4,161
------------------------------      --------------------------------------------------------------------------
Total                (MWh)             12,153      12,857      15,145      15,645      16,145      16,645

Basis:                                Actual      Rev. Est.   Rev. Est.   Rev. Est.   Rev. Est.   Rev. Est.

Aggregate GM
------------------------------
Clean                (MWh)              5,730       7,080       8,277       8,550       8,823       9,096
ReNu                 (MWh)              6,046       5,419       6,444       6,657       6,870       7,082
New                  (MWh)                377         358         424         438         452         466
------------------------------      --------------------------------------------------------------------------
Total                (MWh)             12,153      12,857      15,145      15,645      16,145      16,645

Other Suppliers
------------------------------
Clean                (MWh)              3,461       4,276       4,998       5,163       5,328       5,493
ReNu                 (MWh)              3,831       3,438       4,089       4,224       4,359       4,494
New                  (MWh)                 -           -           -           -           -           -
------------------------------      --------------------------------------------------------------------------
Total                (MWh)              7,292       7,714       9,087       9,387       9,687       9,987
==============================================================================================================

    DTE-CoEnergy                       Jan-99      Feb-99      Mar-99      Apr-99      May-99      Jun-99
------------------------------      --------------------------------------------------------------------------
Retail Product PA 1  (Count)            7,034       8,514       9,786      10,109      10,432      10,755
Retail Product PA 2  (Count)            7,230       9,284      11,184      11,553      11,922      12,292
Retail Product PA 3  (Count)            8,173       5,937       6,990       7,221       7,452       7,682
------------------------------      --------------------------------------------------------------------------
Total                (Count)           22,436      23,736      27,960      28,883      29,806      30,729

Clean                (MWh)              2,394       2,679       3,279       3,387       3,495       3,604
ReNu                 (MWh)              2,102       2,093       2,355       2,433       2,511       2,588
New                  (MWh)                365         371         423         438         452         466
------------------------------      --------------------------------------------------------------------------
Total                (MWh)              4,861       5,143       6,058       6,258       6,458       6,658

Special Content Declaration:            49.3%       52.1%       54.1%       54.1%       54.1%       54.1%
                                        43.3%       40.7%       38.9%       38.9%       38.9%       38.9%
                                         7.5%        7.2%        7.0%        7.0%        7.0%        7.0%

Aggregate Green Mountain               Jul-99      Aug-99      Sep-99      Oct-99      Nov-99      Dec-99      Year-End
-----------------------------       -----------------------------------------------------------------------  ------------------
Retail Product PA 1  (MWh)              6,001       6,176       6,351       6,526       6,701       6,876        69,305
Retail Product PA 2  (MWh)              6,858       7,058       7,258       7,458       7,658       7,858        78,525
Retail Product PA 3  (MWh)              4,286       4,411       4,536       4,661       4,786       4,911        51,131
------------------------------      -------------------------------------------------------------------------------------------
Total                (MWh)             17,145      17,645      18,145      18,645      19,145      19,645       198,960

Basis:                                Rev. Est.   Rev. Est.   Rev. Est.   Rev. Est.   Rev. Est.   Rev. Est.     Estimated

Aggregate GM
------------------------------
Clean                (MWh)              9,370       9,643       9,916      10,189      10,463      10,736       107,874
ReNu                 (MWh)              7,295       7,508       7,721       7,933       8,146       8,359        85,481
New                  (MWh)                480         494         508         522         536         550         5,605
------------------------------      -------------------------------------------------------------------------------------------
Total                (MWh)             17,145      17,645      18,145      18,645      19,145      19,645       198,960

Other Suppliers
------------------------------
Clean                (MWh)              5,658       5,823       5,988       6,153       6,318       6,483        65,140
ReNu                 (MWh)              4,629       4,764       4,899       5,034       5,169       5,304        54,236
New                  (MWh)                 -           -           -           -           -           -             -
------------------------------      -------------------------------------------------------------------------------------------
Total                (MWh)             10,287      10,587      10,887      11,187      11,487      11,787       119,376
===============================================================================================================================

    DTE-CoEnergy                       Jul-99      Aug-99      Sep-99      Oct-99      Nov-99      Dec-99      Year-End
------------------------------      -----------------------------------------------------------------------  ------------------
Retail Product PA 1  (Count)           11,078      11,401      11,724      12,048      12,371      12,694        12,694
Retail Product PA 2  (Count)           12,661      13,030      13,399      13,769      14,138      14,507        14,507
Retail Product PA 3  (Count)            7,913       8,144       8,375       8,605       8,836       9,067         9,067
------------------------------      -------------------------------------------------------------------------------------------
Total                (Count)           31,652      32,575      33,498      34,422      35,345      36,268        36,268

Clean                (MWh)              3,712       3,820       3,928       4,037       4,145       4,253        42,734
ReNu                 (MWh)              2,666       2,744       2,822       2,899       2,977       3,055        31,245
New                  (MWh)                480         494         508         522         536         550         5,605
------------------------------      -------------------------------------------------------------------------------------------
Total                (MWh)              6,858       7,058       7,258       7,458       7,658       7,858        79,584

Special Content Declaration:            54.1%       54.1%       54.1%       54.1%       54.1%       54.1%         53.7%
                                        38.9%       38.9%       38.9%       38.9%       38.9%       38.9%         39.3%
                                         7.0%        7.0%        7.0%        7.0%        7.0%        7.0%          7.0%

                        Note:  Estimates held constant, actuals for Jan. and rev. estimate for Feb. added.